- 2 - 4. Semtech shall pay to you the following sums by direct deposit, less required deductions. (a) $536,588 CAD, representing your base salary for 12 months (to be paid in regular installments not less frequently than monthly, each representing the applicable fraction of the total benefit amount set forth above, over that 12-month period); (b) $5,386.77 CAD, representing the value of Semtech’s contribution to your benefits package for a 12 month period (to be paid promptly after the Effective Date); and, (c) Your unpaid wages and accrued but unused vacation to September 15, 2023 (to be paid promptly after the Effective Date). As further consideration, Semtech shall exercise the Early Purchase Option as detailed in Article 18 of the lease agreement between Semtech and the leasing company regarding the lease of the vehicle bearing VIN (the “Vehicle”). Contingent on the leasing company accepting Semtech’s exercise of the Early Purchase Option, Semtech shall then transfer title in the Vehicle to you. Note that Semtech shall contribute an amount limited to $77,197.66 CAD, less required deductions, towards the purchase of the Vehicle (the “Contribution”) and any amount owing to the leasing company for the exercise of the Early Purchase Option in excess of the Contribution shall be deducted from other payments payable to you under this agreement. Note furthermore that the exercise of the Early Purchase Option and the transfer of the Vehicle shall result in a taxable benefit to you. The full amount of the taxable benefit is subject to required statutory deductions and withholdings, which shall be applied to other amounts payable to you under this agreement. By accepting this agreement, you assume all liability for the Vehicle and you release and indemnify Semtech for all liability for any matter in any way connected to the Vehicle. As further consideration, vesting of your March 2024 RSUs (as defined below) will accelerate and be vested as of the Effective Date. Such accelerated March 2024 RSUs will be settled in accordance with the applicable award terms not later than sixty (60) days after the Effective Date. Semtech has in the past granted you stock options (the “Options”) and other Semtech equity awards (which could consist of restricted stock units, performance-based restricted stock units or other equity or equity-based awards) (“Equity Awards”). The “March 2024 RSUs” are those Equity Awards granted by Semtech to you in the form of restricted stock units subject only to time/service-based vesting requirements (with no performance-based vesting requirements) that are outstanding and unvested on the Effective Date and scheduled to vest on or before March 31, 2024. For the avoidance of doubt, the vesting of any Options and/or Equity Awards subject to performance-based vesting requirements or otherwise excluded from the definition of the “March 2024 RSUs” will not accelerate and - 3 - any such Options and/or Equity Awards not payable to you effective as of the Effective Date in accordance with the terms of the applicable plan will be forfeited. Engagement as Independent Consultant 5. Following the Effective Date, you shall be engaged by Semtech as an independent consultant for the Consulting Period. The “Consulting Period” means the period of time immediately following the Effective Date and ending on September 15, 2024 (the “Consulting End Date”). The following additional terms shall apply to your engagement as an independent consultant: (a) During the Consulting Period, you shall provide Services to Semtech in good faith and to the best of your abilities. “Services” during the Consulting Period shall include consulting, transition support and other services to Semtech’s Board of Directors, its Chief Executive Officer, its Chief Operating Officer, its officer responsible for Semtech’s Signal Integrity Products Group, and/or such other person(s) as may be designated by Semtech. Semtech shall provide reasonable advance notice to you regarding the Services, if any, which will be required of you. You shall perform Services only upon request by Semtech. Semtech shall reasonably accommodate your schedule upon making such requests. Semtech is not obligated to request any Services of you. (b) You shall be entitled to no additional compensation for Services performed during the Consulting Period. You agree that the consideration set forth in section 4 hereof, including the continuing periodic payments set forth in section 4(a), is in part consideration for your performance of the Services during the Consulting Period and you acknowledge that your performance of the Services is a material inducement for Semtech entering into this separation agreement with you. (c) Your engagement as an independent consultant shall be on an “as and when needed” basis and you shall have no guarantee of any particular number of hours of work, or any hours of work, during the Consulting Period. (d) You agree that you shall be engaged during the Consulting Period as an independent consultant and not as an employee. You shall not be considered to be an employee for any purpose. You agree that any employment liabilities accrued to the date of this agreement are discharged by the execution of this agreement, and Semtech has no liability to you going forward. (e) This paragraph serves as advance notice of the termination of your engagement as an independent consultant, effective on the Consulting End Date. - 4 - Benefits 6. Your short- and long-term disability, group medical, dental, life insurance, and other benefits shall continue until September 15, 2023, at which time they shall cease. You may convert your Standard Basic Term Life Insurance coverage to an individual policy by filing the conversion application with Sun Life within the specified timeline. Your application for conversion must be received within 31 days from the termination date. Application forms for the conversion may be obtained by contacting Sun Life directly at 1 800 361 6212. Confidentiality; Non-competition and Non-solicitation 7. You hereby resign from all officer and director roles associated with Semtech and its subsidiaries and related entities and will execute all documents which may be required to give effect to such resignation. 8. You acknowledge that given your position as Executive, you are a fiduciary of Semtech and confirm that you will adhere strictly to your continuing obligations as a fiduciary, including with respect to your ongoing contractual and common law obligations to not act to the detriment of Semtech following the end of your employment. 9. During the Consulting Period, you will not, directly or indirectly, on your own behalf or on behalf of any other person or entity: (a) Induce, persuade, or attempt to induce or persuade any employee or consultant of Semtech to terminate or alter their employment or consulting relationship with Semtech; or, (b) Solicit or attempt to solicit any business or customers of Semtech with whom you have had contact in the 12 months preceding the Effective Date, and, if applicable, during the Consulting Period. You agree that your agreement to this covenant is a material inducement to Semtech to enter into this separation agreement with you. 10. During the Consulting Period, you will not, directly or indirectly, on your own behalf or on behalf of any other person or entity, carry on, be engaged in any capacity, or advise others with respect to any products or business that are similar to, or compete with, any product or business of Semtech’s Signal Integrity Product Group anywhere where Semtech’s Signal Integrity Product Group carries on business. You agree that your agreement to this covenant is a material inducement to Semtech to enter into this separation agreement with you. 11. You reaffirm that you will keep in strictest confidence all confidential information to which you have become privy during your employment with Semtech, and you

- 5 - shall take all necessary precautions against unauthorized disclosure of said confidential information. Furthermore, you will not directly or indirectly allow access to, transmit or transfer confidential information to a third party, nor shall you copy, reproduce, or retain confidential information in any form. 12. You reaffirm your obligations with respect to the Confidentiality and Proprietary Information Agreement dated December 16, 1999. 13. You further agree that you shall not disclose the terms of this Separation Agreement and Release and Indemnity, except to your immediate family members and your legal and financial advisors, in each case only in strictest confidence, or as may be required by law. 14. You will promptly return to Semtech (a) all confidential information), and (b) all originals and copies of all other records, designs, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, charts, advertising material, client and vendor lists and other date delivered to or compiled by you or on behalf on Semtech, whether in paper, electronic or other form. Other matters 15. You will return all Semtech property, including but not limited to mobile phone, laptop, keys, credit and building access cards, etc., on or before end of day on September 15, 2023. 16. Your Record of Employment shall be provided in due course. 17. This agreement, including the schedules hereto, shall be governed by and interpreted pursuant to the laws of Ontario. 18. You expressly agree that (a) you previously received payment in full for any and all Equity Awards that vested in accordance with their terms on or before the Effective Date, (b) you previously received payment in full for any and all vested Options that were exercised by you, (c) as of the date hereof, you hold no unexercised Options as to shares of Semtech common stock, and (d) on the Effective Date all of your outstanding Equity Awards (other than the March 2024 RSUs) will terminate and you will have no further right with respect thereto or in respect thereof. 19. You further expressly agree that your employment has not been terminated and that you have no entitlement to any further payments, benefits or entitlements other than as set out in this agreement. Despite the above, it is expressly understood and agreed that the payments and other entitlements set out in this letter are inclusive of any payments and entitlements to which you may be entitled, including payment in lieu of notice and severance, whether pursuant to contract, statute, or the common law. No other payments or entitlements, other - 6 - than such payments and entitlements expressly set out herein, shall be due or owing to you in respect of the cessation of your employment. In order to accept this agreement, please sign and return a copy of this letter and the attached Schedule “A” to Charles B. Ammann at cammann@semtech.com by end of day on the date that is one week after the date of this letter, whereupon this letter and attachment shall constitute a binding agreement between us. If you do not accept this agreement by end of day on the date that is one week after the date of this letter, this offer is withdrawn and you shall continue to be an employee of Semtech. Please ensure that you review these terms carefully and obtain whatever advice you deem appropriate. Gary, we sincerely thank you for your contributions to Semtech. Yours truly, SEMTECH CORPORATION By: /s/ Charles B. Ammann Charles B. Ammann Executive Vice President, Chief Legal Officer and Secretary Encl.: Release and Indemnity I, Gary M. Beauchamp, understand and accept the terms of this offer. I have had the opportunity to obtain legal advice. I understand that I am under no obligation to accept this offer, and if I choose not to accept this offer I shall remain an employee of Semtech Corporation. I understand that the above letter contains restrictive covenants which I understand and to which I agree. I freely tender my resignation from Semtech Corporation on the terms above and in the attached release. Signature: /s/ Gary M. Beauchamp Date: September 13, 2023 - 7 - FULL AND FINAL RELEASE AND INDEMNITY IN CONSIDERATION of the terms and conditions set out in the letter to me dated September 13, 2023 (the “Letter”), to which this Full and Final Release and Indemnity (“Release”) is attached, and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged: 1. I, GARY M. BEAUCHAMP (“Employee”) on behalf of myself and my heirs, executors, administrators, legal personal representatives, agents, successors and assigns hereby release and forever discharge Semtech Corporation and all parent or related corporations, subsidiaries, entities and affiliates and each of their respective past, present and future partners, officers, directors, shareholders, employees, servants, representatives, trustees, agents, insurers, and all of their respective heirs, successors, predecessors, executors, administrators and assigns (hereinafter collectively referred to as the “Company”) jointly and severally from any and all liabilities, actions or causes of action, suits, contracts and covenants, whether express or implied, debts, complaints, claims and demands for damages, indemnity, entitlements, costs, interest, loss or injury of any kind or nature whatsoever whether in common law, in equity, in contract, in tort, in statute or otherwise however arising, which the Employee may have had, may now have or may have in the future, whether presently known or unknown, which in any way relate to the hiring of, the employment, the Employee’s resignation from or the termination of employment of the Employee by the Company including but not limited to any claims for damages, wrongful dismissal, payment in lieu of notice of termination of employment, severance, payments related to compensation including salary, commissions, bonus, incentive amounts, stock options or similar, restricted share units or similar, pension, vacation pay, premium pay, overtime pay, benefit coverage under the Company’s applicable plans and/or policies (or any amendments, discontinuance, replacement, elimination or changes of any kind to the plans and/or policies thereto) including short term or long term disability benefits, costs and interest. 2. THE EMPLOYEE UNDERSTANDS AND AGREES that the terms set out in the Letter and this Release constitute a full and final settlement of any existing, planned or possible complaint or complaints against the Company under any statute or regulation of Canada or of any province including the Ontario Human Rights Code, the Ontario Employment Standards Act, 2000, the Ontario Pay Equity Act and any other applicable law which creates obligations as between an employer and employee relating to the hiring of, the employment or the cessation of employment of the Employee. 3. THE EMPLOYEE CONFIRMS that there are no outstanding claims in regards to the termination of the Employee’s employment with the Company and that the Employee shall not make any claim or institute any proceedings against the Company or any other person who might claim contribution or indemnity from the Company in connection with any matter for which this Release is given. - 8 - 4. THE EMPLOYEE UNDERSTANDS AND AGREES that in the event the Employee should hereafter make any claim or demand or commence or threaten to commence any action or complaint against the Company in any jurisdiction for or by reason of any cause, matter or thing in respect of the matters released herein, this Release shall be raised a complete bar to any such proceedings and shall be used in support of an Order dismissing such proceedings with costs payable to the Company. In the event any other person makes a claim for contribution or indemnity against the Company in connection with any matter for which this Release is given, the Employee shall save harmless and indemnify the Company for any costs, expenses or damages arising from such claim, demand or action. 5. AND FOR THE CONSIDERATION HEREIN, the Employee further covenants and agrees to save harmless and indemnify the Company from any and against all claims, taxes, charges, penalties, or demands properly exigible which might be made upon the Company in connection with this Letter and Release (including the Employee’s engagement as independent consultant) pursuant to the Income Tax Act, the Employment Insurance Act, the Canada Pension Plan, or any other duly recognized federal and provincial taxing authorities or statutes. 6. THE EMPLOYEE UNDERSTANDS AND AGREES that should the Employee breach the terms of the Letter or this Release, such breach shall be a complete failure of consideration in favour of the Company and the Employee shall be liable, in addition to any other remedy the Company may have, to repay to the Company any and all monetary consideration that the Employee has received in connection with this Letter and Release (save and except for any and all entitlements received pursuant to the Employment Standards Act). The Employee understands and agrees that any obligation to repay the monetary consideration is not a penalty but represents a reasonable liquidated damages claim and notwithstanding such a breach, the Release and all other provisions in the Letter in favour of the Company shall remain in full force and effect. 7. THE EMPLOYEE UNDERSTANDS AND AGREES that the Company does not admit liability to the Employee in connection with any matter for which this Release is given and any such liability is expressly denied. For greater certainty, the Employee agrees that his employment was not terminated and that he has voluntarily tendered his resignation. 8. THE EMPLOYEE UNDERSTANDS AND AGREES that this Release does not apply to any payments, continuing payments or continuing undertakings or obligations as specifically set out in the Letter. 9. THE EMPLOYEE UNDERSTANDS AND AGREES the terms or nature of the settlement evidenced by the Letter and Release or any matters relating to the circumstances giving rise to the Release, are confidential and cannot be disclosed in whole or in part to any third parties other than the Employee’s immediate family, legal or financial providers, provided that they first agree not to

- 9 - discuss with or disclose to anyone the terms of this settlement, and such other disclosure as is required by law. The Employee acknowledges that this confidentiality obligation constitutes a fundamental part of this Release. The Employee further acknowledges the Employee’s continuing duties of confidentiality to the Company and shall maintain any and all confidential information of the Company in the strictest of confidence at all times. 10. THE EMPLOYEE AGREES that the Employee shall not at any time make or publish any statements or comments that are directly or indirectly disparaging or defamatory of the Company. 11. THE EMPLOYEE CONFIRMS that, in signing this Release, the Employee has not relied on any written or oral representations made by or on behalf of the Company, other than what might be contained in the Letter, and that this Release contains all terms and conditions with respect to the Employee’s release of liability of the Company without exception or limitation. 12. THE EMPLOYEE CONFIRMS that the Employee has been afforded an opportunity to obtain independent legal advice with respect to the details of the Letter as well as the terms of this Release, that the Employee understands the meaning of the provisions herein and the consequences of signing them and that the Employee is executing this Release freely, voluntarily, and without coercion or duress. 13. IN WITNESS WHEREOF the Employee has executed this Release by affixing the Employee’s hand in the presence of the witness whose signature is subscribed below. SIGNED AND DELIVERED in the presence of /s/ Catherine Beauchamp ) ) ) ) ) ) ) /s/ Gary M. Beauchamp Witness Gary M. Beauchamp September 13, 2023 September 13, 2023 Date Date